UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                            Cendant Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                              06-0918165
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification no.)

      9 West 57th Street, New York, NY                     10019
  (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act             securities pursuant to
and is effective upon filing pursuant         Section 12(g) of the Exchange
to General Instruction A.(c), please          Act and is effective upon
please check the following box. [x]           filing pursuant to General
                                              Instruction A.(d), check the
                                              following box. [ ]

Securities Act registration statement file number to which this form relates: 333-49405
         333-65456

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         --------------------                 ------------------------------
            Upper DECS                            New York Stock Exchange


   Securities to be registered pursuant to Section 12(g) of the Act: None



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered

                  The description of the Registrant's Upper DECS to be registered hereunder is incorporated herein by reference to the description included under the captions "Descrip tion of the Upper DECS and Stripped DECS," "Description of the Forward Purchase Contracts," "Certain Provisions of the Forward Purchase Contract Agreement and the Pledge Agreement" and "Description of the Senior Notes" in the Prospectus Supplement, dated July 27, 2001, to the Prospectus dated November 18, 1998, included as part of the Registration Statement on Form S-3, of the Registrant, Cendant Capital II and Cendant Capital III (File Nos. 333-49405 and 333-65456) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Upper DECS shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits

                  The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.



Exhibit
Number                         Description of Exhibit
------                         ----------------------

      1. Registration Statement on Form S-3 (Registration No. 333-49405) filed with the Securities and Exchange Commission on November 17, 1998 by Cendant Corporation, Cendant Capital II and Cendant Capital III.
      2. Registration Statement on Form S-3 (Registration No. 333-65456) filed with the Securities and Exchange Commission on July 19, 2001 by Cendant Corporation, Cendant Capital II and Cendant Capital III.
      3. Indenture used in connection with the issuance of the Senior Notes which are a component of the Upper DECS (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Cendant Corporation (Registration No. 333-45227)).
      4. Second Supplemental Indenture used in connection with the issuance of the Senior Notes which are a component of the Upper DECS.*
      5.       Form of Note Senior Note.*
      6. Forward Purchase Contract Agreement between Cendant Corporation and Bank One Trust Company, National Association, as Forward Purchase Contract Agent.*
      7.       Form of Upper DECS Certificate.*
      8. Pledge Agreement among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and Bank One Trust Company, National Association, as Forward Purchase Contract Agent.*
      9. Remarketing Agreement among Cendant Corporation, Bank One Trust Company, National Association, as Forward Purchase Contract Agent, and Salomon Smith Barney Inc., as Remarketing Agent.*
------------------
*To be filed by amendment.




                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    July 23, 2001


                     CENDANT CORPORATION


                     By:/s/ Eric J. Bock
                        --------------------------------------------------
                     Name:  Eric J. Bock
                     Title: Senior Vice President, Law & Secretary